UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  December 15, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Internet Architecture HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-15701 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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250 Vesey Street
New York, New York 10281
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On October 26, 2009, the 1-for-10 reverse stock split of Unisys Corporation, an underlying constituent of the Internet Architecture HOLDRS Trust, became effective.  As a result, the quantity of shares of Unisys Corporation represented by each 100 share round-lot of Internet Architecture HOLDRS Trust will decrease from 2 shares to 0.2 shares.  Once the allocation has been completed by The Depository Trust Company, deposits of shares of Unisys Corporation for creations of Internet Architecture HOLDRS will decrease from 2 shares to 0.2 share per round-lot of 100 Internet Architecture HOLDRS due to the 1-for-10 reverse stock split of Unisys Corporation.

On November 22, 2000, shares of Seagate Technology, Inc. were acquired by Veritas Software. At the time of the merger, Veritas Software replaced Seagate Technology, Inc. as a constituent of the Internet Architecture HOLDRS Trust. Neither Seagate Technology, Inc. nor Veritas Software is currently a constituent of Internet Architecture HOLDRS. At the time of the merger, it was anticipated that future entitlements may be due to the former holders of Seagate Technology, Inc. On September 21, 2009, a final distribution to former shareholders of Seagate Technology, Inc. became effective. In connection with the distribution,  Seagate Technology, Inc. shareholders will receive $0.1020456 in cash for each share of Seagate Technology, Inc. The Bank of New York Mellon will receive $0.2040912 for the former two shares of Seagate Technology, Inc. per 100 round-lot of Internet Architecture HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Internet Architecture HOLDRS Trust Prospectus Supplement dated December 15, 2009, to Prospectus dated March 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: December 15, 2009	By:	/s/ Ninon B. Marapachi
	Name:	Ninon B. Marapachi
	Title:	Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Internet Architecture HOLDRS Trust Prospectus Supplement dated December 15, 2009 to Prospectus dated March 11, 2009.